UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2008

CHARMING SHOPPES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	000-07258	23-1721355
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

450 WINKS LANE, BENSALEM, PA 19020
(Address of principal executive offices) (Zip Code)

(215) 245-9100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On December 1, 2008 the Board of Directors of Charming Shoppes, Inc. (the “Company”) approved amendments to the Company’s Amended and Restated By-laws (the “By-laws”).  The amendments require a shareholder proposing a matter to be voted upon at an annual meeting or seeking to nominate a director to disclose:

1.
the number of shares held by the proposing shareholder, any beneficial owner and certain associated persons, or in the case of director nominations, the number of shares held by potential nominees, and changes in this information within 10 days following the record date;

2.	any interest such persons have in the proposal;

3.	any agreements, arrangements and understandings between such persons and certain other persons relating to the proposal; and

4.	the extent to which the proposing shareholder, any beneficial owner and certain associated persons have hedged their positions in the Company.

The By-laws became effective upon approval by the Board of Directors.

A copy of the text of the amendments to the Amended and Restated By-laws, reflecting these amendments are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amended Sections 3.16(b) and (c), 3.17 and 4.02(b) to the By-laws, as Amended and Restated, of Charming Shoppes, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARMING SHOPPES, INC.
(Registrant)

Date: December 1, 2008	/S/ ERIC M. SPECTER
Eric M. Specter
Executive Vice President
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended Sections 3.16(b) and (c), 3.17 and 4.02(b) to the By-laws, as Amended and Restated, of Charming Shoppes, Inc.

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